As filed with the Securities and Exchange Commission on January 25, 2016

Registration No. 333-208510

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.*

CALUMET FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	2911	37-1516132
Delaware	2911	41-2249841
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2780 Waterfront Pkwy E. Drive, Suite 200 Indianapolis, Indiana 46214 (317) 328-5660	R. Patrick Murray, II 2780 Waterfront Pkwy E. Drive, Suite 200 Indianapolis, Indiana 46214 (317) 328-5660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Gillian A. Hobson

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL GUARANTOR REGISTRANTS

Calumet Operating, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	11-3767449
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet LP GP, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	11-3767452
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Lubricants Co., Limited Partnership
(Exact Name of Registrant As Specified In Its Charter)
Indiana	35-1811116
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Shreveport Lubricants & Waxes, LLC
(Exact Name of Registrant As Specified In Its Charter)
Indiana	20-1717754
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Shreveport Fuels, LLC
(Exact Name of Registrant As Specified In Its Charter)
Indiana	20-1717710
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Sales Company Incorporated
(Exact Name of Registrant As Specified In Its Charter)
Delaware	04-3833543
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Penreco, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	26-1547648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Superior, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	80-0744653
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Missouri, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	38-3858705
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Montana Refining, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	86-1159502
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Royal Purple, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	76-0270040
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet Packaging, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	20-3125542
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet San Antonio Refining, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	80-0879732
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Calumet North Dakota, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	90-0935040
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Bel-Ray Company, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	21-0729210
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Kurlin Company, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	21-0735812
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Weld Corporation
(Exact Name of Registrant As Specified In Its Charter)
New Jersey	22-3543573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Anchor Drilling Fluids USA, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	73-1215395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

ADF Holdings, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	27-2203308
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Anchor Oilfield Services, LLC
(Exact Name of Registrant As Specified In Its Charter)
Delaware	47-1459046
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-208510) of Calumet Specialty Products Partners, L.P. is being filed solely to amend Item 21 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 2 does not modify any provision of the preliminary prospectus constituting Part I or Items 20 and 22 of Part II of the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the preliminary prospectus.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Delaware

Delaware Limited Partnership

Calumet Specialty Products Partners, L.P. is organized in the State of Delaware. Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of Calumet Specialty Products Partners, L.P. provides that, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a member, partner, officer, director employee, agent or trustee of our general partner or any departing general partner or any affiliate of our general partner or any departing general partner; or

•	any person who is or was serving at the request of our general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Any indemnification under these provisions will only be out of our assets. Our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Delaware Limited Liability Companies

Calumet GP, LLC, our general partner, and each of Calumet Operating, LLC, Calumet LP GP, LLC, Calumet Penreco, LLC, Calumet Superior, LLC, Calumet Missouri, LLC, Calumet Montana Refining, LLC, Royal Purple, LLC, Calumet Packaging, LLC, Calumet San Antonio Refining, LLC, Calumet North Dakota, LLC, Bel-Ray Company, LLC, Kurlin Company, LLC, Anchor Drilling Funds USA, LLC, ADF Holdings, LLC and Anchor Oilfield Services, LLC (the “Delaware LLC Registrants”) is organized in the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Calumet GP, LLC, our general partner, provides that, in most circumstances, our general partner will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	any person who is or was an affiliate of our general partner;

•	any person who is or was an officer, director, fiduciary or trustee of our general partner or any affiliate of our general partner;

•	any person who is or was serving at the request of the board of directors of our general partner as an officer, director, member, partner, fiduciary or trustee of another person; or

•	any person the board of directors of our general partner designates as an indemnitee.

The limited liability company agreements of the Delaware LLC Registrants generally provide that the company shall indemnify the member, each director, manager, officer, employee, shareholder, controlling person, agent and representative of such Delaware LLC Registrant or the member with respect to claims arising out of or incidental to the business or activities related to such Delaware LLC Registrant, if such indemnitee determined in good faith that such conduct was in the best interest of such Delaware LLC Registrant and such indemnitee’s conduct did not constitute fraud, gross negligence or willful misconduct and was within the scope of the indemnitee’s authority.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Each Delaware limited liability company may purchase and maintain insurance on behalf of any director or officer of such limited liability company against any liability asserted against such person, whether or not such limited liability company would have the power to indemnify such person against such liability under the respective provisions of the limited liability company agreement or otherwise.

Delaware Corporations

Calumet Finance Corp. and Calumet Sales Company Incorporated (the “Delaware Corporation Registrants”) are incorporated in the State of Delaware. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”), inter alia, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

The bylaws of the Delaware Corporation Registrants generally provide for the indemnification of directors and officers and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

Indiana

Indiana Limited Partnership

Calumet Lubricants Co., Limited Partnership is organized in the State of Indiana. Chapter 2, Section 9 of the Indiana Revised Uniform Limited Partnership Act provides that a domestic or foreign limited partnership may indemnify a person made a party to an action because the person is or was a partner, employee, officer or agent of the partnership against liability incurred in the action if (i) the person’s conduct was in good faith and (ii) the person reasonably believed (A) in the case of conduct in the person’s capacity as a partner, that the person’s conduct was in the best interests of the partnership and (B) in all other cases, that the person’s conduct was at least not opposed to the best interests of the limited partnership or foreign limited partnership and (iii) in the case of any criminal action, the person either (A) had reasonable cause to believe the person’s conduct was lawful or

(B) had no reasonable cause to believe the person’s conduct was unlawful. The foregoing provisions do not exclude any other rights to indemnification that a partner, employee, officer, or agent of the domestic or foreign limited partnership may have under the partnership agreement or with the written consent of all partners. To the extent it is not inconsistent with the foregoing, Section 18 of the Indiana Uniform Partnership Act provides that, subject to any agreement between the partners, partnerships must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by such partner in the ordinary and proper conduct of the partnership’s business, or for the preservation of the partnership’s business or property.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

The limited partnership agreement of Calumet Lubricants Co., Limited Partnership generally provides that, to the fullest extent permitted by law but subject to the limitations expressly provided therein, all indemnitees shall be indemnified and held harmless by the partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee; provided, that the indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the indemnitee is seeking indemnification the indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the indemnitee’s conduct was unlawful.

Indiana Limited Liability Companies

Calumet Shreveport Lubricants & Waxes, LLC and Calumet Shreveport Fuels, LLC (the “Indiana LLC Registrants”) are organized in the State of Indiana. Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of an action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of the Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

The Operating Agreements of the other Indiana LLC Registrants generally provide that the company shall indemnify the member, each director, manager, officer, employee, shareholder, controlling person, agent and representative of such Indiana LLC Registrant or the member with respect to claims arising out of or incidental to the business or activities related to such Indiana LLC Registrant, if such indemnitee determined in good faith that such conduct was in the best interest of such Indiana LLC Registrant and such indemnitee’s conduct did not constitute fraud, gross negligence or willful misconduct and was within the scope of the indemnitee’s authority.

New Jersey

New Jersey Corporation

Weld Corporation (the “New Jersey Registrant”) is organized in the State of New Jersey. New Jersey Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of the State of New Jersey shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of the State of New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The bylaws of the New Jersey Registrant generally provide for the indemnification of directors, officers, employees or agents against those liabilities and on those terms and conditions as are specified in Section 14A: 3-5 of the New Jersey Business Corporation Act.

Directors’ and Officers’ Liability Insurance

We carry directors’ and officers’ liability insurance designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits. Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated by reference into this item.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet Specialty Products Partners, L.P. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, in the State of Indiana, on January 25, 2016.

Calumet Specialty Products Partners, L.P.

By:	Calumet GP, LLC, its general partner

By:	*
Name:	Timothy Go
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go	Chief Executive Officer of Calumet GP, LLC (Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Executive Vice President, Chief Financial Officer and Secretary of Calumet GP, LLC (Principal Accounting and Financial Officer)

* Fred M. Fehsenfeld, Jr.	Chairman of the Board of Calumet GP, LLC

* F. William Grube	Vice Chairman of the Board of Calumet GP, LLC

* James S. Carter	Director of Calumet GP, LLC

* Robert E. Funk	Director of Calumet GP, LLC

* George C. Morris III	Director of Calumet GP, LLC

* Amy M. Schumacher	Director of Calumet GP, LLC

* Daniel J. Sajkowski	Director of Calumet GP, LLC

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Calumet Finance Corp.

By:	*
Name:	Timothy Go
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title
* Timothy Go	Chief Executive Officer and Director (Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Executive Vice President, Chief Financial Officer and Director (Principal Accounting and Financial Officer)

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet Operating, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Calumet Operating, LLC

By:	Calumet Specialty Products Partners, L.P., its sole member
By:	Calumet GP, LLC, its General Partner

By:	*
Name: Timothy Go
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go

Chief Executive Officer of Calumet GP, LLC,

in its capacity as the general partner of Calumet Specialty Products Partners, L.P., in its capacity as the sole member of Calumet Operating, LLC

(Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II

Executive Vice President, Chief Financial Officer

and Secretary of Calumet GP, LLC, in its capacity as

the general partner of Calumet Specialty Products Partners, L.P., in its capacity as the sole member of Calumet Operating, LLC

(Principal Accounting and Financial Officer)

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet LP GP, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Calumet LP GP, LLC

By:	*
Name:	Timothy Go
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go	Chief Executive Officer (Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Executive Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)

* Timothy Go	Chief Executive Officer of Calumet GP, LLC in its capacity as the general partner of Calumet Specialty Products Partners, L.P., in its capacity as the sole member of Calumet Operating, LLC, in its capacity as the sole member of Calumet LP GP, LLC

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet Lubricants Co., Limited Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Calumet Lubricants Co., Limited Partnership

By:	Calumet LP GP, LLC, its general partner

By:	*
Name:	Timothy Go
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go	Chief Executive Officer of Calumet LP GP, LLC, in its capacity as the general partner of Calumet Lubricants Co., Limited Partnership (Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Executive Vice President, Chief Financial Officer and Secretary of Calumet LP GP, LLC, in its capacity as the general partner of Calumet Lubricants Co., (Principal Accounting and Financial Officer)

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Calumet Shreveport Lubricants & Waxes, LLC

Calumet Shreveport Fuels, LLC

Calumet Penreco, LLC

Calumet Superior, LLC

Calumet Missouri, LLC

Calumet Montana Refining, LLC

Royal Purple, LLC

Calumet Packaging, LLC

Calumet North Dakota, LLC

Bel-Ray Company, LLC

Anchor Oilfield Services, LLC

By:	Calumet Lubricants Co., Limited Partnership, its sole member
By:	Calumet LP GP, LLC, its general partner

By:	*
Name: Timothy Go
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016 on behalf of Calumet LP GP, LLC in its capacity as the general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as the sole member of Calumet Shreveport Lubricants & Waxes, LLC, Calumet Shreveport Fuels, LLC, Calumet Penreco, LLC, Calumet Superior, LLC, Calumet Missouri, LLC, Calumet Montana Refining, LLC, Royal Purple, LLC, Calumet Packaging, LLC, Calumet North Dakota, LLC, Bel-Ray Company, LLC and Anchor Oilfield Services, LLC.

Signature	Title

* Timothy Go	Chief Executive Officer (Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Executive Vice President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet Sales Company Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Calumet Sales Company Incorporated

By:	*
Name:	Timothy Go
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go	Chief Executive Officer and Director (Principal Executive Officer)

* John R. Krutz	Vice President – Finance & Treasurer (Principal Accounting and Financial Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Director

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Calumet San Antonio Refining, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Calumet San Antonio Refining, LLC

By:	Calumet Shreveport Fuels, LLC, its sole member
By:	Calumet Lubricants Co., Limited Partnership, its sole member
By:	Calumet LP GP, LLC, its general partner

By:	*
Name: Timothy Go
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go	Chief Executive Officer of Calumet LP GP, LLC, in its capacity as the general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as the sole member of Calumet Shreveport Fuels, LLC, in its capacity as the sole member of Calumet San Antonio Refining, LLC (Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Executive Vice President, Chief Financial Officer and Secretary of Calumet LP GP, LLC, in its capacity as the general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as the sole member of Calumet Shreveport Fuels, LLC, in its capacity as the sole member of Calumet San Antonio Refining, LLC (Principal Accounting and Financial Officer)

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Kurlin Company, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Kurlin Company, LLC

By:	Bel-Ray Company, LLC, its sole member
By:	Calumet Lubricants Co., Limited Partnership, its sole member
By:	Calumet LP GP, LLC, its general partner

By:	*
Name: Timothy Go
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go

Chief Executive Officer of Calumet LP GP, LLC, in its capacity as general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as sole member of Bel-Ray Company, LLC, in its capacity as sole member of Kurlin Company, LLC

(Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II

Executive Vice President, Chief Financial Officer and Secretary of Calumet LP GP, LLC, in its capacity as general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as sole member of Bel-Ray Company, LLC, in its capacity as sole member of Kurlin Company, LLC (Principal Accounting and

Financial Officer)

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Weld Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Weld Corporation

By:	/s/ Timothy Go
Name:	Timothy Go
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

/s/ Timothy Go Timothy Go	President (Principal Executive Officer)

* John R. Krutz	Vice President – Finance & Treasurer (Principal Accounting and Financial Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II	Director

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Anchor Drilling Fluids USA, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

Anchor Drilling Fluids USA, LLC

By:	ADF Holdings, LLC, its sole member
By:	Calumet Lubricants Co., Limited Partnership, its sole member
By:	Calumet LP GP, LLC, its general partner
By:	Calumet Operating, LLC, its sole member
By:	Calumet Specialty Products Partners, L.P., its sole member
By:	Calumet GP, LLC, its general partner

By:	*
Name:	Timothy Go
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go

Chief Executive Officer of Calumet LP GP, LLC, in its capacity as general partner of Calumet Specialty Products Partners, L.P., in its capacity as sole member of Calumet Operating, LLC, in its capacity as sole member of Calumet LP GP, LLC, in its capacity as general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as sole member of ADF Holdings, LLC, in its capacity as sole member of Anchor Drilling Fluids USA, LLC

(Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II

Executive Vice President, Chief Financial Officer and Secretary of Calumet LP GP, LLC, in its capacity as general partner of Calumet Specialty Products Partners, L.P., in its capacity as sole member of Calumet Operating, LLC, in its capacity as sole member of Calumet LP GP, LLC, in its capacity as general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as sole member of ADF Holdings, LLC, in its capacity as sole member of Anchor Drilling Fluids USA, LLC

(Principal Accounting and Financial Officer)

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ADF Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on January 25, 2016.

ADF Holdings, LLC

By:	Calumet Lubricants Co., Limited Partnership, its sole member
By:	Calumet LP GP, LLC, its general partner
By:	Calumet Operating, LLC, its sole member
By:	Calumet Specialty Products Partners, L.P., its sole member
By:	Calumet GP, LLC, its general partner

By:	*
Name:	Timothy Go
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement on Form S-4 has been signed below by the following persons in the capacities indicated on the 25th day of January, 2016.

Signature	Title

* Timothy Go

Chief Executive Officer of Calumet LP GP, LLC, in its capacity as general partner of Calumet Specialty Products Partners, L.P., in its capacity as sole member of Calumet Operating, LLC, in its capacity as sole member of Calumet LP GP, LLC, in its capacity as general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as sole member of ADF Holdings, LLC

(Principal Executive Officer)

/s/ R. Patrick Murray, II R. Patrick Murray, II

Executive Vice President, Chief Financial Officer and Secretary of Calumet LP GP, LLC, in its capacity as general partner of Calumet Specialty Products Partners, L.P., in its capacity as sole member of Calumet Operating, LLC, in its capacity as sole member of Calumet LP GP, LLC, in its capacity as general partner of Calumet Lubricants Co., Limited Partnership, in its capacity as sole member of ADF Holdings, LLC

(Principal Accounting and Financial Officer)

*By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II Attorney-in-Fact

Index to Exhibits

Exhibit Number	Description

3.1	Certificate of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership’s Registration Statement on Form S-1 filed with the Commission on October 7, 2005 (File No. 333-128880)).

3.2	Amended and Restated Limited Partnership Agreement of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on February 13, 2006 (File No. 000-51734)).

3.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on July 11, 2006 (File No. 000-51734)).

3.4	Amendment No. 2 to First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on April 18, 2008 (File No. 000-51734)).

3.5	Certificate of Formation of Calumet GP, LLC (incorporated by reference to Exhibit 3.3 of the Partnership’s Registration Statement on Form S-1 filed with the Commission on October 7, 2005 (File No. 333-128880)).

3.6	Amended and Restated Limited Liability Company Agreement of Calumet GP, LLC (incorporated by reference to Exhibit 3.2 to the Partnership’s Current Report on Form 8-K filed with the Commission on February 13, 2006 (File No. 000-51734)).

3.7	Certificate of Incorporation of Calumet Finance Corp., as amended (incorporated by reference to Exhibit 3.7 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.8	Bylaws of Calumet Finance Corp. (incorporated by reference to Exhibit 3.8 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.9	Certificate of Formation of Calumet Operating, LLC (incorporated by reference to Exhibit 3.9 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.10	Amended and Restated Limited Liability Company Agreement of Calumet Operating, LLC (incorporated by reference to Exhibit 3.10 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.11	Certificate of Incorporation of Calumet Sales Company Incorporated, as amended (incorporated by reference to Exhibit 3.11 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.12	Bylaws of Calumet Sales Company Incorporated (incorporated by reference to Exhibit 3.12 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.13	Amended and Restated Certificate of Limited Partnership of Calumet Lubricants Co., Limited Partnership (incorporated by reference to Exhibit 3.13 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

Exhibit Number	Description

3.14	Amended and Restated Agreement of Limited Partnership of Calumet Lubricants Co., Limited Partnership (incorporated by reference to Exhibit 3.14 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.15	Certificate of Formation of Calumet LP GP, LLC (incorporated by reference to Exhibit 3.15 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.16	Amended and Restated Limited Liability Company Agreement of Calumet LP GP, LLC (incorporated by reference to Exhibit 3.16 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.17	Certificate of Formation of Calumet Penreco, LLC (incorporated by reference to Exhibit 3.17 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.18	Limited Liability Company Agreement of Calumet Penreco, LLC (incorporated by reference to Exhibit 3.18 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.19	Articles of Organization of Calumet Shreveport Lubricants & Waxes, LLC, as amended (incorporated by reference to Exhibit 3.21 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.20	Operating Agreement of Calumet Shreveport Lubricants & Waxes, LLC, as amended (incorporated by reference to Exhibit 3.22 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.21	Articles of Organization of Calumet Shreveport Fuels, LLC, as amended (incorporated by reference to Exhibit 3.23 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.22	Operating Agreement of Calumet Shreveport Fuels, LLC, as amended (incorporated by reference to Exhibit 3.24 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.23	Certificate of Formation of Calumet Superior, LLC (incorporated by reference to Exhibit 3.25 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.24	Amended and Restated Limited Liability Company Agreement of Calumet Superior, LLC (incorporated by reference to Exhibit 3.26 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 16, 2011 (File No. 333-178574)).

3.25	Certificate of Formation of Calumet Missouri, LLC (incorporated by reference to Exhibit 3.27 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 4, 2012 (File No. 333-185262)).

3.26	Limited Liability Company Agreement of Calumet Missouri, LLC (incorporated by reference to Exhibit 3.28 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 4, 2012 (File No. 333-185262)).

3.27	Certificate of Formation of Calumet Montana Refining, LLC (incorporated by reference to Exhibit 3.29 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 4, 2012 (File No. 333-185262)).

Exhibit Number	Description

3.28	Limited Liability Company Agreement of Calumet Montana Refining, LLC (incorporated by reference to Exhibit 3.30 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 4, 2012 (File No. 333-185262)).

3.29	Certificate of Formation of Royal Purple, LLC (incorporated by reference to Exhibit 3.31 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 4, 2012 (File No. 333-185262)).

3.30	Amended and Restated Limited Liability Company Agreement of Royal Purple, LLC (incorporated by reference to Exhibit 3.32 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on December 4, 2012 (File No. 333-185262)).

3.31	Certificate of Formation of Calumet Packaging, LLC (incorporated by reference to Exhibit 3.33 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on November 27, 2013 (File No. 333-192608)).

3.32	Limited Liability Company Agreement of Calumet Packaging, LLC (incorporated by reference to Exhibit 3.34 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on November 27, 2013 (File No. 333-192608)).

3.33	Certificate of Formation of Calumet San Antonio Refining, LLC (incorporated by reference to Exhibit 3.45 to the Partnership’s Registration Statement on Form S-4/A filed with the Commission on June 13, 2013 (File No. 333-185262)).

3.34	Limited Liability Company Agreement of Calumet San Antonio Refining, LLC (incorporated by reference to Exhibit 3.46 to the Partnership’s Registration Statement on Form S-4/A filed with the Commission on June 13, 2013 (File No. 333-185262)).

3.35	Certificate of Formation of Calumet North Dakota Refining, LLC (incorporated by reference to Exhibit 3.47 to the Partnership’s Registration Statement on Form S-4/A filed with the Commission on June 13, 2013 (File No. 333-185262)).

3.36	Limited Liability Company Agreement of Calumet North Dakota, LLC (incorporated by reference to Exhibit 3.48 to the Partnership’s Registration Statement on Form S-4/A filed with the Commission on June 13, 2013 (File No. 333-185262)).

3.37	Certificate of Formation of Bel-Ray Company, LLC, as amended (incorporated by reference to Exhibit 3.37 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on March 25, 2015 (File No. 333-202968)).

3.38	Limited Liability Company Agreement of Bel-Ray Company, LLC (incorporated by reference to Exhibit 3.38 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on March 25, 2015 (File No. 333-202968)).

3.39	Certificate of Formation of Kurlin Company, LLC, as amended (incorporated by reference to Exhibit 3.39 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on March 25, 2015 (File No. 333-202968)).

3.40	Limited Liability Company Agreement of Kurlin Company, LLC (incorporated by reference to Exhibit 3.40 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on March 25, 2015 (File No. 333-202968)).

3.41	Certificate of Incorporation of Weld Corporation, as amended (incorporated by reference to Exhibit 3.41 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on March 25, 2015 (File No. 333-202968)).

Exhibit Number	Description

3.42	Bylaws of Weld Corporation (incorporated by reference to Exhibit 3.42 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on March 25, 2015 (File No. 333-202968)).

3.43**	Certificate of Formation of Anchor Drilling Fluids USA, LLC.

3.44**	Limited Liability Company Agreement of Anchor Drilling Fluids USA, LLC.

3.45**	Certificate of Formation of ADF Holdings, LLC.

3.46**	Limited Liability Company Agreement of ADF Holdings, LLC.

3.47	Certificate of Formation of Anchor Oilfield Services, LLC, as amended (incorporated by reference to Exhibit 3.47 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on March 25, 2015 (File No. 333-202968)).

3.48	Limited Liability Company Agreement of Anchor Oilfield Services, LLC (incorporated by reference to Exhibit 3.48 to the Partnership’s Registration Statement on Form S-4 filed with the Commission on March 25, 2015 (File No. 333-202968)).

4.1	Indenture, dated November 26, 2013, by and among Calumet Specialty Products Partners, L.P., Calumet Finance Corp., certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on November 26, 2013 (File No. 000-51734)).

4.2	Form of 7.625% Senior Note due 2022 (included in Exhibit 4.3).

4.3	Indenture, dated March 31, 2014, by and among Calumet Specialty Products Partners, L.P., Calumet Finance Corp., certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on March 31, 2014 (File No. 000-51734)).

4.4	Form of 6.50% Senior Note due 2021 (included in Exhibit 4.1).

4.5	Indenture, dated March 27, 2015, by and among Calumet Specialty Products Partners, L.P., Calumet Finance Corp., certain subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on March 30, 2015 (File No. 000-51734)).

4.6	Form of 7.75% Senior Note due 2023 (included in Exhibit 4.5).

4.7	Registration Rights Agreement, dated March 27, 2015, by and among the Calumet Specialty Products Partners, L.P., Calumet Finance Corp., certain subsidiary guarantors party thereto and the initial purchasers party thereto (incorporated by reference to Exhibit 4.3 to the Partnership’s Current Report on Form 8-K filed with the SEC on March 30, 2015 (File No. 000-51734)).

5.1**	Opinion of Vinson & Elkins L.L.P.

5.2**	Opinion of Barnes & Thornburg LLP.

5.3**	Opinion of Lowenstein Sandler LLP.

10.1	LVT Unit Agreement, effective January 1, 2008, between ConocoPhillips Company and Calumet Penreco, LLC (incorporated by reference to Exhibit 10.11 to the Partnership’s Annual Report on Form 10-K filed with the Commission on March 4, 2008 (File No 000-51734)). Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

Exhibit Number	Description

10.2	LVT Feedstock Purchase Agreement, effective January 1, 2008, between ConocoPhillips Company, as Seller and Calumet Penreco, LLC, as Buyer (incorporated by reference to Exhibit 10.12 to the Partnership’s Annual Report on Form 10-K filed with the Commission on March 4, 2008 (File No 000-51734)). Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

10.3	HDW Diesel Sale and Purchase Agreement, effective January 1, 2008, between ConocoPhillips Company, as Seller and Calumet Penreco, LLC, as Buyer (incorporated by reference to Exhibit 10.13 to the Partnership’s Annual Report on Form 10-K filed with the Commission on March 4, 2008 (File No 000-51734)). Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

10.4	Amended Crude Oil Sale Contract, effective April 1, 2008, between Plains Marketing, L.P. and Calumet Shreveport Fuels, LLC (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on March 20, 2008 (File No 000-51734)).

10.5	Calumet Specialty Products Partners, L.P. Executive Deferred Compensation Plan, dated December 18, 2008 and effective January 1, 2009 (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on December 22, 2008 (File No 000-51734)).

10.6	Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 99.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on January 28, 2009 (File No 000-51734)).

10.7	F. William Grube Employment Contract (incorporated by reference to Exhibit 10.3 to the Partnership’s Current Report on Form 8-K filed with the Commission on February 13, 2006 (File No. 000-51734)).

10.8	Omnibus Agreement (incorporated by reference to Exhibit 10.1 of the Partnership’s Registration Current Report on Form 8-K filed with the Commission on February 13, 2006 (File No. 000-51734)).

10.9	Form of Unit Option Grant (incorporated by reference to Exhibit 10.4 of the Partnership’s Registration Statement on Form S-1 filed with the Commission on November 16, 2005 (File No. 333-128880)).

10.10	Amended and Restated Long-Term Incentive Plan, dated and effective January 22, 2009 (incorporated by reference to Exhibit 10.18 to the Partnership’s Annual Report on Form 10-K filed with the Commission on March 4, 2009 (File No. 000-517347)).

10.11	Reaffirmation Agreement, General Release and Covenant Not to Sue, dated December 22, 2010 and effective as of December 29, 2010 between Calumet GP, LLC and Allan A. Moyes III (incorporated by reference to Exhibit 10.26 to the Partnership’s Current Report on Form 8-K filed with the Commission on January 4, 2011 (File No 000- 51734)).

10.12	Collateral Trust Agreement, as amended, dated as of April 21, 2011, among Calumet Lubricants Co., Limited Partnership, the guarantors party thereto, the secured hedge counterparties thereto and Bank of America, N.A. (incorporated by reference to Exhibit 10.2 to the Partnership’s Current Report on Form 10-Q filed with the SEC on August 8, 2011 (File No 000-51734)).

10.13	Amendment No. 2 to Collateral Trust Agreement, effective as of September 30, 2011, by and among Calumet Lubricants Co., Limited Partnership, the guarantors party thereto, the secured hedge counterparties thereto and Bank of America, N.A. (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on October 6, 2011 (File No. 000-51734)).

Exhibit Number	Description

10.14	Crude Oil Purchase Agreement effective as of October 1, 2011, by and between BP Products North America Inc. and Calumet Superior, LLC (incorporated by reference to Exhibit 10.27 to the Partnership’s Annual Report on Form 10-K filed with the Commission on February 29, 2012 (File No. 000-517347)). Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

10.15	Amended and Restated Crude Oil Purchase Agreement, dated April 1, 2012 by and between BP Products North America Inc. and Calumet Superior, LLC (incorporated by reference to Exhibit 10.1 to the Partnership’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2012 (File No. 000-51734)). Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

10.16	Jennifer G. Straumins Employment Agreement (incorporated by reference to Exhibit 10.1 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2014 (File No. 000-51734)).

10.17	R. Patrick Murray, II Employment Agreement (incorporated by reference to Exhibit 10.2 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2014 (File No. 000-51734)).

10.18	Timothy R. Barnhart Employment Agreement (incorporated by reference to Exhibit 10.3 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on May 9, 2014 (File No. 000-51734)).

10.19	Crude Oil Purchase Agreement, dated as of June 17, 2014, by and between Dakota Oil Processing, LLC and Calumet Lubricants Co., Limited Partnership (incorporated by reference to Exhibit 10.4 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2014 (File No. 000-51734)). Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

10.20	Refined Products Purchase Agreement, dated as of June 17, 2014, by and between Dakota Oil Processing, LLC and Calumet Lubricants Co., Limited Partnership (incorporated by reference to Exhibit 10.5 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2014 (File No. 000-51734)). Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

10.21	Side Letter, dated as of June 17, 2014, by and between Dakota Oil Processing, LLC and Calumet Lubricants Co., Limited Partnership (incorporated by reference to Exhibit 10.6 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2014 (File No. 000-51734)).

10.22	Reserve Agreement, dated as of June 17, 2014, by and between Dakota Oil Processing, LLC and Calumet Lubricants Co., Limited Partnership (incorporated by reference to Exhibit 10.7 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on August 8, 2014 (File No. 000-51734)).

10.23	Second Amended and Restated Credit Agreement, dated as of July 14, 2014, by and among Calumet Specialty Products Partners, L.P. and certain of its subsidiaries as Borrowers, certain of its subsidiaries as Guarantors, the Lenders, Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Capital Finance, LLC, as Co-Syndication Agents, U.S. Bank National Association and Deutsche Bank Trust Company Americas, as Co-Documentation Agents and Bank of America, N.A., J.P. Morgan Securities LLC and Wells Fargo Capital Finance, LLC, as Joint Lead Arrangers and Joint Book Runners (incorporated by reference to Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on July 17, 2014 (File No. 000-51734)).

Exhibit Number	Description

10.24	Employment Agreement, dated as of March 24, 2015, by and between Calumet GP, LLC and William H. Hatch (incorporated by reference to Exhibit 10.1 to the Partnership’s Quarterly Report on Form 10-Q filed with the Commission on May 8, 2015 (File No. 000-51734)).

10.25	Employment, Confidentiality and Non-Compete Agreement effective as of September 14, 2015, by and between Calumet GP, LLC and Timothy Go (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 16, 2015 (File No. 000-51734)).

10.26	Amended and Restated Employment Agreement, effective as of September 14, 2015, by and between Calumet GP, LLC and William H. Hatch (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 16, 2015 (File No. 000-51734)).

10.27	Amended and Restated Calumet Specialty Products Partners, L.P. Long-Term Incentive Plan dated December 10, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 11, 2015 (File No. 000-51734)).

12.1**	Statement regarding computation of ratios.

21.1	List of Subsidiaries of Calumet Specialty Products Partners, L.P. (incorporated by reference to Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K filed with the commission on March 2, 2015).

23.1*	Consent of Ernst & Young, LLP.

23.2**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.3**	Consent of Barnes & Thornburg LLP (included in Exhibit 5.2).

23.4**	Consent of Lowenstein Sandler LLP (included in Exhibit 5.3).

24.1**	Powers of Attorney (included on the signature pages attached hereto).

25.1**	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association.

*	Filed herewith.
**	Previously filed as an exhibit to this Registration Statement on Form S-4.